Exhibit No. 4

              AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION ("Agreement") is made as of March 23, 2001, by and among PaineWebber Investment Trust, a Massachusetts business trust ("Acquiring Trust"), on behalf of PaineWebber Tactical Allocation Fund, a segregated portfolio of assets ("series") thereof ("Acquiring Fund"), PaineWebber Master Series, Inc., a Maryland corporation ("Target Corporation"), on behalf of PaineWebber Balanced Fund, a series thereof ("Target"), and solely for purposes of paragraph 7.2 hereof, Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins"). (Acquiring Fund and Target are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and Acquiring Trust and Target Corporation are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.") All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by Acquiring Fund or Target are made and shall be taken or undertaken by Acquiring Trust or Target Corporation, respectively.

      The  Investment  Companies  wish to effect a  reorganization  described in section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), and intend this Agreement to be, and adopt it as, a "plan of reorganization" within the meaning of the regulations under section 368 of the Code ("Regulations"). The reorganization will involve the transfer of Target's assets to Acquiring Fund in exchange solely for voting shares of beneficial interest in Acquiring Fund ("Acquiring Fund Shares") and the assumption by Acquiring Fund of Target's stated liabilities, followed by the constructive distribution of those shares pro rata to the holders of shares of common stock in Target ("Target Shares") in exchange therefor, all on the terms and conditions set forth herein. The foregoing transactions are referred to herein collectively as the "Reorganization."

      The Target Shares are divided into four classes, designated Class A, Class B, Class C, and Class Y shares ("Class A Target Shares," "Class B Target Shares," "Class C Target Shares," and "Class Y Target Shares," respectively). The Acquiring Fund Shares also are divided into four classes designated Class A, Class B, Class C, and Class Y shares ("Class A Acquiring Fund Shares," "Class B Acquiring Fund Shares," "Class C Acquiring Fund Shares," and "Class Y Acquiring Fund Shares," respectively). Each class of Acquiring Fund Shares is substantially similar to the identically designated class of Target Shares.

      In consideration of the mutual promises contained herein, the parties agree as follows:

1.  PLAN OF REORGANIZATION AND TERMINATION

      1.1. Target agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund. Acquiring Fund agrees in exchange therefor--

           (a) to issue and deliver to Target the number of full and fractional (rounded to the third decimal place) (i) Class A Acquiring Fund Shares determined by dividing the net value of Target (computed as set forth in paragraph 2.1) ("Target Value") attributable to the Class A Target Shares by the net asset value ("NAV") of a Class A Acquiring Fund Share (computed as set forth in paragraph 2.2), (ii) Class B Acquiring Fund Shares determined by dividing the Target Value attributable to the Class B Target Shares by the NAV of a Class B Acquiring Fund Share (as so computed), (iii) Class C Acquiring Fund Shares determined by dividing the Target

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               Value  attributable  to the Class C Target Shares by the NAV of a
               Class C Acquiring Fund Share (as so computed), and (iv) Class Y Acquiring Fund Shares determined by dividing the Target Value attributable to the Class Y Target Shares by the NAV of a Class Y Acquiring Fund Share (as so computed), and

           (b) to assume all of Target's stated liabilities described in paragraph 1.3 ("Liabilities").

Such transactions shall take place at the Closing (as defined in paragraph 3.1).

      1.2. The Assets shall include all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Target's books, and other property owned by Target at the Effective Time (as defined in paragraph 3.1).

      1.3. The Liabilities shall include all of Target's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, and whether or not specifically referred to in this Agreement, but only to the extent disclosed or provided for in Target Corporation's financial statements referred to in paragraph 4.1.19, or otherwise disclosed in writing to and accepted by Acquiring Trust. Notwithstanding the foregoing, Target agrees to use its best efforts to discharge all its Liabilities before the Effective Time.

      1.4. At or immediately before the Effective Time, Target shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 90%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and substantially all of its realized net capital gain, if any, for its current taxable year through the Effective Time.

      1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), Target shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1 to Target's shareholders of record, determined as of the Effective Time (each a "Shareholder" and collectively "Shareholders"), in constructive exchange for their Target Shares. Such distribution shall be accomplished by Acquiring Trust's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and transferring such Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder, by class (i.e., the account for a Shareholder of Class A Target Shares shall be credited with the respective pro rata number of Class A Acquiring Fund Shares due that Shareholder; the account for a Shareholder of Class B Target Shares shall be credited with the respective pro rata number of Class B Acquiring Fund Shares due that Shareholder; the account for a Shareholder of Class C Target Shares shall be credited with the respective pro rata number of Class C Acquiring Fund Shares due that Shareholder; and the account for a Shareholder of Class Y Target Shares shall be credited with the respective pro rata number of Class Y Acquiring Fund Shares due that Shareholder). All outstanding Target Shares, including any represented by certificates, shall simultaneously be canceled on


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Target's  share  transfer  books.  Acquiring  Fund shall not issue  certificates
representing   the  Acquiring   Fund  Shares  issued  in  connection   with  the
Reorganization.

      1.6. As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, but in all events within six months after the Effective Time, Target shall be terminated as a series of Target Corporation and any further actions shall be taken in connection therewith as required by applicable law.

      1.7. Any reporting responsibility of Target to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

      1.8. Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on Target's books of the Target Shares constructively exchanged therefor shall be paid by the person to whom such Acquiring Fund Shares are to be issued, as a condition of such transfer.

2.  VALUATION

      2.l. For purposes of paragraph 1.1(a), Target's net value shall be (a) the value of the Assets computed as of the close of regular trading on the New York Stock Exchange ("NYSE") on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in Acquiring Fund's then-current prospectus and statement of additional information ("SAI"), less (b) the amount of the Liabilities as of the Valuation Time.

      2.2. For purposes of paragraph 1.1(a), the NAV of each class of Acquiring Fund Shares shall be computed as of the Valuation Time, using the valuation procedures set forth in Acquiring Fund's then-current prospectus and SAI.

      2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made by or under the direction of Mitchell Hutchins.

3.  CLOSING AND EFFECTIVE TIME

      3.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Funds' principal office on or about April 27, 2001, or at such other place and/or on such other date as to which the Investment Companies may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the Investment Companies may agree ("Effective Time"). If, immediately before the Valuation Time, (a) the NYSE is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of the Target Value and the NAV of each class of Acquiring Fund Shares is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored.

      3.2. Target Corporation shall deliver at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Target to Acquiring Fund, as reflected on Acquiring


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Fund's  books  immediately  after  the  Closing,  does or will  conform  to such information on Target's books immediately before the Closing. Target Corporation shall deliver at the Closing a certificate of its Secretary or a Vice President stating that (a) Target Corporation instructed its custodian to deliver the Assets held by it to Acquiring Fund at the Effective Time or make arrangements on or before the Effective Time for the delivery thereof to Acquiring Fund, and
(b) Target Corporation's custodian notified Target Corporation that it had received the instructions and that the requested delivery of Assets would be effective as of the Effective Time or as of the earliest feasible time following the Effective Time.

      3.3. Target Corporation shall deliver to Acquiring Trust at the Closing a list of the names and addresses of the Shareholders and the number of outstanding Target Shares (by class) owned by each Shareholder (rounded to the third decimal place), all as of the Effective Time, certified by Target Corporation's Secretary or an Assistant Secretary thereof. Acquiring Trust's transfer agent shall deliver at the Closing a certificate as to the opening on Acquiring Fund's share transfer books of accounts in the Shareholders' names. Acquiring Trust shall issue and deliver a confirmation to Target Corporation evidencing the Acquiring Fund Shares to be credited to Target at the Effective Time or provide evidence satisfactory to Target Corporation that such Acquiring Fund Shares have been credited to Target's account on Acquiring Fund's books. At the Closing, each Investment Company shall deliver to the other bills of sale, checks, assignments, stock certificates, receipts, or other documents the other Investment Company or its counsel reasonably requests.

      3.4. Each Investment Company shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES

      4.1. Target represents and warrants to Acquiring Trust, on behalf of Acquiring Fund, as follows:

            4.1.1. Target Corporation is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland; and its Articles of Incorporation are on file with the Department of Assessments and Taxation of Maryland;

            4.1.2. Target Corporation is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration will be in full force and effect at the Effective Time;

            4.1.3. Target is a duly established and designated series of Target Corporation;

            4.1.4. At the Closing, Target will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances (except securities that are subject to "securities loans" as referred to in section 851(b)(2) of the Code); and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;



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

            4.1.5. Target's current prospectus and SAI conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            4.1.6. Target is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Maryland law or any provision of Target Corporation's Restated Articles of Incorporation ("Articles of Incorporation") or Restated By-Laws or of any agreement, instrument, lease, or other undertaking to which Target is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target is a party or by which it is bound, except as otherwise disclosed in writing to and accepted by Acquiring Trust;

            4.1.7. Except as otherwise disclosed in writing to and accepted by Acquiring Trust, all material contracts and other commitments of or applicable to Target (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Target thereunder will be made, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target may have had with respect to actions taken or omitted or to be taken by any other party thereto prior to the Closing;

            4.1.8. Except as otherwise disclosed in writing to and accepted by Acquiring Trust, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Target Corporation's knowledge) threatened against Target Corporation with respect to Target or any of its properties or assets that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; and Target Corporation knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

            4.1.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Target Corporation's board of directors, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, subject to approval by Target's shareholders, this Agreement constitutes a valid and legally binding obligation of Target, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

            4.1.10. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Target's shareholders;

            4.1.11. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), or the 1940 Act for the execution or


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

      performance of this Agreement by Target Corporation, except for (a) the filing with the Securities and Exchange Commission ("SEC") of a registration statement by Acquiring Trust on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus/proxy statement ("Proxy Statement"), and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

            4.1.12. On the effective date of the Registration Statement, at the time of the Meeting (as defined in paragraph 5.2), and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Acquiring Trust for use therein;

            4.1.13. The Liabilities were incurred by Target in the ordinary course of its business; and there are no Liabilities other than liabilities disclosed or provided for in Target Corporation's financial statements referred to in paragraph 4.1.19, or otherwise disclosed in writing to and accepted by Acquiring Trust, none of which has been materially adverse to the business, assets, or results of Target's operations;

            4.1.14. Target is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Target has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

            4.1.15. Target is not under the jurisdiction of a court in a "title 11 or similar case" (within the meaning of section 368(a)(3)(A) of the Code);

            4.1.16. Not more than 25% of the value of Target's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

            4.1.17.  During the five-year  period ending at the Effective  Time,
      (a) neither Target nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to Target will have acquired Target Shares with consideration other than Acquiring Fund Shares or Target Shares, except for shares redeemed in the ordinary course of Target's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act, and (b) no distributions will have been made with respect to Target Shares (other than normal, regular dividend distributions made pursuant to Target's historic dividend-paying practice), either directly or through any transaction, agreement, or


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      arrangement with any other person, except for dividends qualifying for the deduction for dividends paid (as defined in section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code;

            4.1.18. Target's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended August 31, 2000, have been timely filed and all taxes payable pursuant to such returns have been timely paid;

            4.1.19. Target Corporation's audited financial statements for the year ended August 31, 2000, and unaudited financial statements for the six months ended February 28, 2001, to be delivered to Acquiring Trust, fairly represent Target's financial position as of such date and the results of its operations and changes in its net assets for the period then ended; and

            4.1.20. Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Target Shares before the Reorganization to any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to either Fund or (ii) any portion of the Acquiring Fund Shares to be received by them in the Reorganization to any person related (within such meaning) to Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company, (c) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (d) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization.

      4.2. Acquiring Fund represents and warrants to Target Corporation, on behalf of Target, as follows:

            4.2.1. Acquiring Trust is a trust operating under a written declaration of trust, the beneficial interest in which is divided into transferable shares ("Business Trust"), that is duly organized and validly existing under the laws of the Commonwealth of Massachusetts; and a copy of its Amended and Restated Declaration of Trust ("Declaration of Trust") is on file with the Secretary of the Commonwealth of Massachusetts;

            4.2.2. Acquiring Trust is duly registered as an open-end management investment company under the 1940 Act, and such registration will be in full force and effect at the Effective Time;

            4.2.3. Acquiring Fund is a duly established and designated series of Acquiring Trust;

            4.2.4. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

            4.2.5. The Acquiring Fund Shares to be issued and delivered to Target hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, including the receipt of consideration in exchange therefor in excess of the par value thereof, will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable;



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            4.2.6.  Acquiring  Fund's current  prospectus and SAI conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            4.2.7. Acquiring Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Massachusetts law or any provision of the Declaration of Trust or Acquiring Trust's Restated By-Laws or of any provision of any agreement, instrument, lease, or other undertaking to which Acquiring Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Fund is a party or by which it is bound, except as otherwise disclosed in writing to and accepted by Target Corporation;

            4.2.8. Except as otherwise disclosed in writing to and accepted by Target Corporation, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Acquiring Trust's knowledge) threatened against Acquiring Trust with respect to Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and Acquiring Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

            4.2.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Acquiring Trust's board of trustees (together with Target Corporation's board of directors, the "Boards"), which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

            4.2.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the 1934 Act, or the 1940 Act for the execution or performance of this Agreement by Acquiring Trust, except for (a) the filing with the SEC of the Registration Statement and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

            4.2.11. On the effective date of the Registration Statement, at the time of the Meeting, and at the Effective Time, the Proxy Statement will
      (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Target Corporation for use therein;

            4.2.12. Acquiring Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; Acquiring Fund intends to continue to meet all such requirements for the next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

            4.2.13. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor is there any plan or intention for Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to Acquiring Fund, to acquire -- during the five-year period beginning at the Effective Time, either directly or through any transaction, agreement, or arrangement with any other person -- with consideration other than Acquiring Fund Shares, any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of Acquiring Fund's business as a series of an open-end investment company as required by section 22(e) of the 1940 Act;

            4.2.14. Following the Reorganization, Acquiring Fund (a) will continue Target's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) and (b) will use a significant portion of Target's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; in addition, Acquiring Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and
      (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain such status;

            4.2.15. There is no plan or intention for Acquiring Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization;

            4.2.16. Immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

            4.2.17. Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any shares of Target;

            4.2.18. During the five-year period ending at the Effective Time, neither Acquiring Fund nor any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to Acquiring Fund will have acquired Target Shares with consideration other than Acquiring Fund Shares;

            4.2.19. Acquiring Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended August 31, 2000 have been timely filed and all taxes payable pursuant to such returns have been timely paid; and

            4.2.20. Acquiring Trust's audited financial statements for the year ended August 31, 2000, and unaudited financial statements for the six months ended February 28, 2001, to be delivered to Target Corporation, fairly represent Acquiring Fund's financial position as of that date and the results of its operations and changes in its net assets for the year then ended.

      4.3. Each Fund represents and warrants to the Investment Company of which the other Fund is a series, on behalf of such other Fund, as follows:

            4.3.1. The fair market value of the Acquiring Fund Shares received by each Shareholder will be approximately equal to the fair market value of its Target Shares constructively surrendered in exchange therefor;

            4.3.2. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

            4.3.3. The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

            4.3.4. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

            4.3.5. Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by Target immediately before the Reorganization. For the purposes of this representation, any amounts used by Target to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except (a) redemptions in the ordinary course of its business required by section 22(e) of the 1940 Act and (b) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code) will be included as assets held thereby immediately before the Reorganization;

            4.3.6. None of the compensation received by any Shareholder who is an employee of or service provider to Target will be separate consideration for, or allocable to, any of the Target Shares held by such Shareholder; none of the Acquiring Fund Shares received by any such Shareholder will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the consideration paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

            4.3.7. Immediately after the Reorganization, the Shareholders will not own shares constituting "control" (within the meaning of section 304(c) of the Code) of Acquiring Fund;

            4.3.8. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses"); and

            4.3.9. The aggregate value of the acquisitions, redemptions, and distributions limited by paragraphs 4.1.17, 4.2.13, and 4.2.18 will not exceed 50% of the value (without giving effect to such acquisitions, redemptions, and distributions) of the proprietary interest in Target at the Effective Time.

5.  COVENANTS

      5.1. Each Fund covenants to operate its respective business in the ordinary course between the date hereof and the Closing, it being understood that--

            (a) such ordinary course will include declaring and paying customary dividends and other distributions and changes in operations contemplated by each Fund's normal business activities, and

            (b) each Fund will retain exclusive control of the composition of its portfolio until the Closing; provided that if Target's shareholders approve this Agreement (and the transactions contemplated hereby), then between the date of such approval and the Closing, the Funds shall coordinate their respective portfolios so that the transfer of the Assets to Acquiring Fund will not cause it to fail to be in compliance with any of its investment policies and restrictions immediately after the Closing.

      5.2. Target covenants to call a shareholders' meeting to consider and act on this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby ("Meeting").

      5.3. Target covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

      5.4. Target covenants that it will assist Acquiring Trust in obtaining information Acquiring Trust reasonably requests concerning the beneficial ownership of Target Shares.

      5.5. Target covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Acquiring Trust at the Closing.

      5.6. Each Fund covenants to cooperate in preparing the Proxy Statement in compliance with applicable federal and state securities laws.

      5.7. Each Fund covenants that it will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken further action, the other Fund may deem necessary or desirable in order to vest in, and confirm to, (a) Acquiring Fund, title to and possession of all the Assets, and (b) Target, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

      5.8. Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and state securities laws it deems appropriate to continue its operations after the Effective Time.

      5.9. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

6.  CONDITIONS PRECEDENT

      Each Fund's obligations hereunder shall be subject to (a) performance by the other Fund of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

      6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by each Board and shall have been approved by Target's shareholders in accordance with the Articles of Incorporation and Target Corporation's Restated By-Laws and applicable law.

      6.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Investment Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties, provided that either Investment Company may for itself waive any of such conditions.

      6.3. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

      6.4. Target Corporation shall have received an opinion of Kirkpatrick & Lockhart LLP ("K&L") substantially to the effect that:

            6.4.1. Acquiring Fund is a duly established series of Acquiring Trust, a Business Trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with power under the Declaration of Trust to own all its properties and assets and, to the knowledge of K&L, to carry on its business as presently conducted;

            6.4.2. This Agreement (a) has been duly authorized, executed, and delivered by Acquiring Trust on behalf of Acquiring Fund and (b) assuming due authorization, execution, and delivery of this Agreement by Target Corporation on behalf of Target, is a valid and legally binding obligation of Acquiring Trust with respect to Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

            6.4.3. The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement and the receipt of consideration in exchange therefor in excess of the par value thereof, will be duly authorized, validly issued and outstanding, and fully paid and non-assessable;

            6.4.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate the Declaration of Trust or Acquiring Trust's Restated By-Laws or any provision of any agreement (known to K&L, without any independent inquiry or investigation) to which Acquiring Trust (with respect to Acquiring Fund) is a party or by which it is bound or (to the knowledge of K&L, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Trust (with respect to Acquiring Fund) is a party or by which it is bound, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Target Corporation;

            6.4.5. To the knowledge of K&L (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Acquiring Trust on behalf of Acquiring Fund of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

            6.4.6. Acquiring Trust is registered with the SEC as an investment company, and to the knowledge of K&L no order has been issued or proceeding instituted to suspend such registration; and

            6.4.7. To the knowledge of K&L (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Acquiring Trust (with respect to Acquiring Fund) or any of its properties or assets attributable or allocable to Acquiring Fund and (b) Acquiring Trust (with respect to Acquiring Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Acquiring Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Target Corporation.

In rendering such opinion, K&L may (1) rely, as to certain factual matters, on a certificate of Acquiring Trust, (2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit such opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge of attorneys then with K&L who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      6.5. Acquiring Trust shall have received an opinion of K&L substantially to the effect that:

            6.5.1. Target is a duly established series of Target Corporation, a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, with power under the Articles of Incorporation to own all its properties and assets and, to the knowledge of K&L, to carry on its business as presently conducted;

            6.5.2. This Agreement (a) has been duly authorized, executed, and delivered by Target Corporation on behalf of Target and (b) assuming due authorization, execution, and delivery of this Agreement by Acquiring Trust on behalf of Acquiring Fund, is a valid and legally binding obligation of Target Corporation with respect to Target, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

            6.5.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate the Articles of Incorporation or Target Corporation's Restated By-Laws or any provision of any agreement (known to K&L, without any independent inquiry or investigation) to which Target Corporation (with respect to Target) is a party or by which it is bound or (to the knowledge of K&L, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target Corporation (with respect to Target) is a party or by which it is bound, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Acquiring Trust;

            6.5.4. To the knowledge of K&L (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Target Corporation on behalf of Target of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

            6.5.5. Target Corporation is registered with the SEC as an investment company, and to the knowledge of K&L no order has been issued or proceeding instituted to suspend such registration; and

            6.5.6. To the knowledge of K&L (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Target Corporation (with respect to Target) or any of its properties or assets attributable or allocable to Target and (b) Target Corporation (with respect to Target) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Target's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Acquiring Trust.

In rendering such opinion, K&L may (1) rely (i) as to matters governed by the laws of the State of Maryland, on an opinion of competent Maryland counsel, and
(ii) as to certain factual matters, on a certificate of Target Corporation, (2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit such opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge of attorneys then with K&L who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      6.6. Each Investment Company shall have received an opinion of K&L, addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, K&L may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement, which K&L may treat as representations made to it, or in separate letters addressed to K&L and the certificates delivered pursuant to paragraph 3.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

            6.6.1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Target's distribution of those shares pro rata to the Shareholders constructively in exchange for their Target Shares, will qualify as a reorganization within the meaning of section 368(a)(1)(C) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

            6.6.2. Target will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Target Shares;

            6.6.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

            6.6.4. Acquiring Fund's basis in the Assets will be the same as Target's basis therein immediately before the Reorganization, and Acquiring Fund's holding period for the Assets will include Target's holding period therefor;

            6.6.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization; and

            6.6.6. A Shareholder's aggregate basis in the Acquiring Fund Shares to be received by it in the Reorganization will be the same as the aggregate basis in its Target Shares to be constructively surrendered in exchange for those Acquiring Fund Shares, and its holding period for those

      Acquiring Fund Shares will include its holding period for those Target Shares, provided the Shareholder held them as capital assets at the Effective Time.

Notwithstanding subparagraphs 6.6.2 and 6.6.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except that set forth in paragraph 6.1) if, in the judgment of its Board, such waiver will not have a material adverse effect on its Fund's shareholders' interests.

7.  BROKERAGE FEES AND EXPENSES

      7.1. Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

      7.2. Mitchell Hutchins will bear the Reorganization Expenses.

8.  ENTIRE AGREEMENT; NO SURVIVAL

      Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

9. TERMINATION OF AGREEMENT

      This Agreement may be terminated at any time at or before the Effective Time, whether before or after approval by Target's shareholders:

      9.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or before the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or
(c) if the Closing has not occurred on or before August 31, 2001; or

      9.2. By the parties' mutual agreement.

In the event of termination under paragraphs 9.1(c) or 9.2, there shall be no liability for damages on the part of either Fund, or the trustees/directors or officers of either Investment Company, to the other Fund.

10.  AMENDMENT

      This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Target's shareholders, in any manner mutually agreed on in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

11.  MISCELLANEOUS

      11.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

      11.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

      11.3. The parties acknowledge that Acquiring Trust is a Business Trust. Notice is hereby given that this instrument is executed by Acquiring Trust on behalf of Acquiring Fund and by its trustees and/or officers solely in their capacities as trustees and/or officers, and not individually, and that Acquiring Trust's obligations under this instrument are not binding on or enforceable against any of its trustees, officers, or shareholders but are only binding on and enforceable against Acquiring Fund's assets and property. Target Corporation agrees that, in asserting any rights or claims under this Agreement, it shall look only to Acquiring Fund's assets and property in settlement of such rights or claims and not to such trustees, officers or shareholders.

      11.4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other party hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

                                       PAINEWEBBER MASTER SERIES,  INC.,  acting
                                         on  behalf of its  series,  PaineWebber
                                         Balanced Fund

                                       By:/s/ Dianne E. O'Donnell
                                          --------------------------------------
                                          Dianne E. O'Donnell
                                          Vice President and Secretary

                                       Attestation By:/s/ Keith A. Weller
                                                      --------------------------
                                                      Keith A. Weller
                                                      Vice President and
                                                      Assistant Secretary





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

                                       PAINEWEBBER  INVESTMENT TRUST,  acting on
                                         behalf  of  its   series,   PaineWebber
                                         Tactical Allocation Fund

                                       By:/s/ Dianne E. O'Donnell
                                          --------------------------------------
                                          Dianne E. O'Donnell
                                          Vice President and Secretary

                                       Attestation By:/s/ Keith A. Weller
                                                      --------------------------
                                                      Keith A. Weller
                                                      Vice President and
                                                      Assistant Secretary



                                       Solely  with  respect  to  paragraph  7.2
                                         hereof:
                                       MITCHELL  HUTCHINS  ASSET MANAGEMENT INC.

                                       By:/s/ Amy R. Doberman
                                          --------------------------------------
                                          Amy R. Doberman
                                          Senior Vice President and
                                          General Counsel

                                       Attestation By:/s/ Keith A. Weller
                                                      --------------------------
                                                      Keith A. Weller
                                                      First Vice President
                                                      and Senior Associate
                                                      General Counsel











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